 EXHIBIT 32

ELECTRONIC DATA SYSTEMS CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Electronic Data Systems Corporation (the "Company") for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald A. Rittenmeyer, as Chairman, President and Chief Executive Officer of the Company, and Ronald P. Vargo, as Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /S/ RONALD A. RITTENMEYER
Ronald A. Rittenmeyer
Chairman, President and Chief Executive Officer

April 30, 2008

        /S/ RONALD P. VARGO
Ronald P. Vargo
Executive Vice President and Chief Financial Officer

April 30, 2008

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.